EXHIBIT 5
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                                                                  June 25, 2001


Agway Inc.
333 Butternut Drive
DeWitt, NY   13214

         Re: File No. 333-59808, Form S-3
             ----------------------------
Gentlemen:

         As General Counsel of Agway Inc., I am acting as your legal counsel in connection with the registration of 4,000 shares ($25 par value) of Series HM Preferred Stock and 4,000 shares ($25 par value) of Membership Common Stock (hereinafter referred to as the "Equity Securities"), being registered with the Securities and Exchange Commission on Form S-3. I am familiar with the relevant documents and materials used in preparing such registration.

         Based upon my review of the relevant documents and materials, it is my opinion that:

         (a)          Agway Inc. is a valid and existing Delaware corporation;

         (b) The Equity Securities being registered with the Securities and Exchange Commission on Form S-3 will, when sold, be legally issued, fully paid and non-assessable subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity; and

         (c) The matters of law and legal conclusions set forth under "Description of Honorary Member Preferred Stock, Series HM", and "Description of Membership Common Stock" in the Prospectus filed as a part of said registration are correct.

         This letter is written to be used as an exhibit in the filing of the Registration Statement, and I hereby consent to the reference to my name under the caption "LEGAL OPINION" in the Prospectus.

                                                 Very truly yours,

                                                 /s/ Christopher W. Fox
                                                 ----------------------
                                                 Christopher W. Fox
                                                 Senior Vice President
                                                 General Counsel
                                                 AGWAY INC.


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                                                               June 25, 2001


Agway Financial Corporation
Suite 1300
1105 North Market Street
Wilmington, Delaware  19801

         Re: File No. 333-59808, Form S-3
             ----------------------------
Gentlemen:

         As General Counsel of Agway Financial Corporation ("AFC"), I am acting as your legal counsel in connection with the registration of $350,000,000 in principal amount of Subordinated Member Money Market Certificates, Subordinated Money Market Certificates and Money Market Certificates, member and general, under the interest reinvestment option (hereinafter referred to as the "Debt Securities"), being registered with the Securities and Exchange Commission on Form S-3. I am familiar with the relevant documents and materials used in preparing such registration.

         Based upon my review of the relevant documents and materials, it is my opinion that:

         (a)          AFC is a valid and existing Delaware corporation;

         (b) The Debt Securities being registered with the Securities and Exchange Commission on Form S-3 will, when sold, be legally issued and binding obligations of Agway Financial Corporation enforceable in accordance with their terms subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity; and

         (c) The matters of law and legal conclusions set forth under "Description of the Certificates" in the Prospectus filed as a part of said registration are correct.

         This letter is written to be used as an exhibit in the filing of the Registration Statement, and I hereby consent to the reference to my name under the caption "LEGAL OPINION" in the Prospectus.

                                                 Very truly yours,

                                                 /s/ Christopher W. Fox
                                                 ----------------------
                                                 Christopher W. Fox
                                                 General Counsel
                                                 AGWAY FINANCIAL CORPORATION